EXHIBIT 99.2


                      NEWS RELEASE

                                        Company Contacts: (972) 444-9001
                                        Investors: Frank Hopkins or Scott Rice
                                        Media and Public Affairs: Susan Spratlen


            Pioneer Reports Year-End 2006 Reserves and Finding Costs

Dallas, Texas, February 6, 2007 -- Pioneer Natural Resources Company (NYSE:PXD) today announced that as of December 31, 2006, its total proved oil and gas reserves were 905 million barrels oil equivalent (MMBOE). During 2006, Pioneer replaced 200% of production at a finding and development cost of $18.36 per barrel oil equivalent (BOE).

Pioneer invested total capital for its continuing operations in 2006 of approximately $1.5 billion, excluding asset retirement obligations, capitalized interest, and geological and geophysical G&A. These expenditures exceeded Pioneer's prior projection by approximately $100 million, primarily due to acreage acquisitions in several core areas which were closed during the fourth quarter. The Company estimates that the acreage acquired during 2006 has resource potential of approximately 150 MMBOE.

Of the $1.5 billion of total capital invested during 2006, approximately $1.2 billion generated Pioneer's 12% production growth in North America and total reserve additions of 91 MMBOE. Another $225 million was allocated to two multi-year development projects -- South Coast Gas offshore South Africa and Oooguruk on the North Slope of Alaska. Production from these projects is expected to commence in 2007 and 2008, respectively. Pioneer did not record any proved reserves related to these projects during 2006. Additionally, $82 million was allocated to high-impact exploration for which no proved reserves were recorded.

Scott D. Sheffield, Pioneer's Chairman and CEO, stated, "Our finding and development cost for 2006 of $18.36 per BOE was within our target range of $15 to $20 per BOE, despite the upward pressure on drilling and development costs throughout the year. In the lower 48 states and Canada, which was our primary focus area for reserve growth in 2006, our finding and development cost was approximately $15 per BOE. We also met our reserve replacement target of 200% for 2006, reflecting the success of our lower-risk North America focus, continued opportunity for expansion in our core areas and new resource plays, and the expertise and diligence of our asset teams."

Pioneer's proved reserves were determined using year-end NYMEX equivalent prices of $60.82 per barrel of oil and $5.64 per thousand cubic feet (Mcf) of gas, compared to $61.04 per barrel of oil and $10.08 per Mcf of gas at the end of 2005. This resulted in negative reserve revisions of 14 MMBOE that were related to the decline in year-end gas prices, the majority of which would be recovered at a NYMEX equivalent gas price of $7.50 per Mcf.

Netherland, Sewell and Associates, Inc. (NSA), an independent reserve engineering firm, audited the proved reserves of significant fields. NSA's audit covered properties representing approximately 89% of Pioneer's total proved reserves at year-end 2006.

For the three years ending in 2006, Pioneer's finding and development cost averaged $12.92 per BOE. Over the three-year period, Pioneer added 474 MMBOE of proved reserves for total costs incurred of $6.1 billion. Three-year average reserve replacement was 261%. For the five years ending in 2006, Pioneer's finding and development cost averaged $10.97 per BOE. Over the five-year period, Pioneer added 690 MMBOE of proved reserves for total costs incurred of $7.6 billion. Five-year average reserve replacement was 246%.

Year-end proved reserves and costs incurred are detailed in the attached supplemental schedule.

Pioneer is a large independent oil and gas exploration and production company, headquartered in Dallas, Texas, with operations in the United States, Canada, South Africa and Tunisia. For more information, visit Pioneer's website at www.pxd.com.

Except for historical information contained herein, the statements in this News Release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of Pioneer are subject to a number of risks and uncertainties which may cause Pioneer's actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of oil and gas prices, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, third party approvals, international operations and associated international political and economic instability, the costs and results of drilling and operations, Pioneer's ability to replace reserves, implement its business plans or complete its development projects as scheduled, access to and cost of capital, uncertainties about estimates of reserves and quality of technical data. These and other risks are described in Pioneer's 10-K and 10-Q Reports and other filings with the Securities and Exchange Commission. Pioneer undertakes no duty to publicly update these statements except as required by law.

Cautionary Note to U.S. Investors -- The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. Pioneer uses certain terms in this release, such as "resource potential" or other descriptions of volumes of reserves potentially recoverable through additional drilling or recovery techniques that the SEC's guidelines prohibit Pioneer from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being recovered by Pioneer.

                        PIONEER NATURAL RESOURCES COMPANY
            PROVED RESERVES & COSTS INCURRED SUPPLEMENTAL INFORMATION
                          Year Ended December 31, 2006

                                              United
                                              States       Argentina      Canada       Africa        Total
                                            ----------     ---------     --------     -------     ----------
Proved reserves:
    Oil (MBbls):
      Balance, January 1, 2006                 232,513        27,087        2,051        6,824       268,475
      Revisions of previous estimates            4,072          (247)        (259)       3,100         6,666
      Purchases of minerals-in-place            31,304             -            -            -        31,304
      Discoveries and extensions                 8,910           111          182          500         9,703
      Production                                (7,343)         (918)        (113)      (2,377)      (10,751)
      Sales of minerals-in-place               (11,261)      (26,033)           -            -       (37,294)
                                            ----------     ---------     --------     --------    ----------
      Balance, December 31, 2006               258,195             -        1,861        8,047       268,103
    Natural Gas Liquids (MBbls):
      Balance, January 1, 2006                 153,258         6,937          372            -       160,567
      Revisions of previous estimates          (11,539)          (59)         100            -       (11,498)
      Purchases of minerals-in-place            10,521             -            -            -        10,521
      Discoveries and extensions                 3,038            24           35            -         3,097
      Production                                (6,748)         (154)        (169)           -        (7,071)
      Sales of minerals-in-place                     -        (6,748)           -            -        (6,748)
                                            ----------     ---------     --------     --------    -----------
      Balance, December 31, 2006               148,530             -          338            -       148,868
    Natural Gas (MMcf):
      Balance, January 1, 2006               2,750,856       404,323      130,514       60,395     3,346,088
      Revisions of previous estimates          (10,664)       (2,043)      (7,953)         175       (20,485)
      Purchases of minerals-in-place            52,308             -            -            -        52,308
      Discoveries and extensions               136,712         4,576       66,801        8,223       216,312
      Production                              (134,445)      (16,025)     (15,853)        (436)     (166,759)
      Sales of minerals-in-place              (108,806)     (390,831)           -            -      (499,637)
                                            ----------     ---------     --------     --------    -----------
   Balance, December 31, 2006                2,685,961             -      173,509       68,357     2,927,827
    Equivalent Barrels (MBOE):
      Balance, January 1, 2006                 844,247       101,411       24,175       16,890       986,723
      Revisions of previous estimates           (9,244)         (646)      (1,485)       3,129        (8,246)
      Purchases of minerals-in-place            50,543             -            -            -        50,543
      Discoveries and extensions                34,733           898       11,351        1,870        48,852
      Production (a)                           (36,499)       (3,743)      (2,924)      (2,449)      (45,615)
      Sales of minerals-in-place               (29,395)      (97,920)           -            -      (127,315)
                                            ----------     ---------     --------     --------    -----------
      Balance, December 31, 2006               854,385             -       31,117       19,440       904,942
                                            ==========     =========     ========     ========    ==========
Costs incurred for oil and gas producing activities ($000):
    Property acquisition costs:
      Proved                                $   77,338     $       -     $      -     $      -    $   77,338
      Unproved                                 109,320             -       19,931       15,584       144,835
                                            ----------     ---------     --------     --------    -----------
                                               186,658             -       19,931       15,584       222,173
    Exploration costs:
      Resource plays                           204,792             -      100,799       40,970       346,561
      High impact                               57,666             -            -       24,352        82,018
    Development costs:
      Development drilling                     560,214             -       97,188         (719)      656,683
      Development projects                     111,615             -            -      112,897       224,512
                                            ----------     ---------     --------     --------    -----------
                                             1,120,945             -      217,918      193,084     1,531,947

    Asset retirement obligations                22,868             -        8,299       14,299        45,466
    Discontinued operations                      6,976        35,768            -            -        42,744
    G&G G&A                                     26,659             -        2,446       11,951        41,056
    Capitalized interest                         6,833             -            -        5,333        12,166
                                            ----------     ---------     --------     --------    -----------
    Total costs incurred                    $1,184,281     $  35,768     $228,663     $224,667    $1,673,379
                                            ==========     =========     ========     ========    ==========
    Reserve replacement percentage (b)                                                                  200%
                                                                                                  ==========
    Finding and development costs per BOE of proved reserves added (c)                            $    18.36
                                                                                                  ==========

------------
(a) Production includes 6,811 MBOE related to discontinued operations and 2,894 MBOE related to field fuel.
(b) The summation of annual proved reserves, on a BOE basis, attributable to revisions of previous estimates, purchases of minerals-in-place and discoveries and extensions divided by annual production of oil, NGLs and natural gas, on a BOE basis.
(c) Total costs incurred divided by the summation of annual proved reserves, on a BOE basis, attributable to revisions of previous estimates, purchases of minerals-in-place and discoveries and extensions. Consistent with industry practice, future capital costs to develop proved undeveloped reserves are not included in costs incurred.

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